Exhibit 99.1

MRI Interventions Announces Quarterly Product Revenues in Excess of $1 Million for the First Time for the Fourth Quarter of 2013

Full Year Product Revenues Exceed Guidance

MRI Interventions Sets Date to Report Full Financial Results

MEMPHIS, Tenn., March 10, 2014 (GLOBE NEWSWIRE) -- MRI Interventions, Inc. (OTCQB:MRIC), a commercial stage medical device company focused on creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain and heart, announced today its fourth quarter and full year product revenues for 2013. MRI Interventions also announced the date on which it will release its full financial results for the quarter and year ended December 31, 2013.

Product Revenues

“We are very pleased to have achieved a milestone during the fourth quarter as we recorded product revenues of $1.1 million, which was the first time our quarterly product revenues exceeded $1 million,” said Kimble Jenkins, CEO of MRI Interventions. “The $1.1 million in product revenues for the quarter represents more than 200% growth over the fourth quarter of 2012. Our total product revenues for 2013 of $2.9 million also sets a record, exceeding our previously announced guidance on product revenues of $2.5 million to $2.8 million. We look forward to sharing our full results and providing an update on our progress later this month,” said Jenkins.

Quarter Ended December 31, 2013

MRI Interventions recorded product revenues of $1.1 million for the quarter ended December 31, 2013, compared to $339,000 for the same period in 2012, an increase of 226%. ClearPoint disposable product revenues were $562,000 for the quarter ended December 31, 2013, compared with $308,000 for the same period in 2012, representing growth of 82%. Revenues from ClearPoint system reusable component sales were $545,000 in the fourth quarter 2013, compared to $31,000 in the quarter ended December 31, 2012.

Year Ended December 31, 2013

MRI Interventions recorded product revenues of $2.9 million for the year ended December 31, 2013, compared to $1.2 million for the prior year, an increase of 149%. Product revenues included ClearPoint system disposable product sales for the year ended December 31, 2013 of $1.8 million, compared with $1.0 million for the prior year, representing growth of 75%. Revenues from sales of ClearPoint system reusable components were $1.1 million for the year ended December 31, 2013, compared with $150,000 for the prior year, an increase of $982,000.

Release of Full Financial Results for the Quarter and Year Ended December 31, 2013

MRI Interventions will release its fourth quarter and 2013 full year financial results on Thursday, March 20, 2014, after the close of the U.S. financial markets.

MRI Interventions will host a conference call and webcast at 4:30 p.m. Eastern Time that day to discuss the company’s results. To listen to the conference call, please dial 877-407-9034 from the United States or Canada or 201-493-6737 from other international locations. A playback of the call will be available through March 27, 2014, and may be accessed by dialing 877-660-6853 from the United States or Canada, or 201-612-7415 from other international locations, and referencing Conference ID 413671. Additionally, you may access the live or archived webcast of the conference call on the Company’s website at http://ir.stockpr.com/mriinterventions/ir-calendar.

About MRI Interventions, Inc.

Founded in 1998, MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain and heart. Utilizing a hospital’s existing MRI suite, the company’s FDA-cleared and CE-marked ClearPoint® system is designed to enable a wide range of minimally invasive procedures in the brain. In partnership with Siemens Healthcare, MRI Interventions is developing the ClearTrace® system to enable MRI-guided catheter ablations to treat cardiac arrhythmias, including atrial fibrillation. Building on the imaging power of MRI, the company’s interventional platforms strive to improve patient care while reducing procedure costs and times. For more information, please visit www.mriinterventions.com.

Contact Information:

MRI Interventions, Inc.

David Carlson, CFO, 901-522-9300